Exhibit 99.1

Riverbed Reports Third Quarter Fiscal Year 2014 Results

October 23, 2014--Riverbed Technology (NASDAQ:RVBD), the leader in application performance infrastructure, today reported financial results for its third quarter fiscal 2014 (Q3'14) ended September 30, 2014.
Q3'14 GAAP Financials
GAAP revenue for Q3'14 was $276 million, compared to $262 million in the third quarter of 2013 (Q3'13), representing 6% year-over-year growth. GAAP net income for Q3'14 was $11.5 million, or $0.07 per diluted share, compared to net income of $3.8 million, or $0.02 per diluted share, in Q3'13.

(Dollars in millions, except EPS)
	Q3'14	Q2'14	Q3'13	Change Q/Q	Change Y/Y
Revenue	$276	$264	$262	5%	6%
Net Income	$11.5	$6.8	$3.8	$4.7	$7.7
Diluted EPS	$0.07	$0.04	$0.02	$0.03	$0.05

Q3'14 Non-GAAP Financials
Non-GAAP revenue for Q3'14 was $277 million, an increase of 4% compared to $265 million in Q3'13. Non-GAAP net income for Q3'14 was $48.7 million compared to non-GAAP net income of $43.3 million in Q3'13. Non-GAAP earnings were $0.30 per diluted share for Q3'14 compared to $0.26 per diluted share in Q3'13, representing a 15% increase year-over-year.

(Dollars in millions, except EPS)
	Q3'14	Q2'14	Q3'13	Change Q/Q	Change Y/Y
Revenue	$277	$264	$265	5%	4%
Net Income	$48.7	$42.6	$43.3	$6.1	$5.4
Diluted EPS	$0.30	$0.26	$0.26	$0.04	$0.04

"Our third quarter financial results were in-line with our revised guidance. While we are not satisfied with our top line performance, we are pleased to see steady growth in our SteelFusion and SteelCentral businesses,” said Jerry M. Kennelly, chairman and CEO. “Our ongoing focus to gain increased operating leverage is evident in our Q3 results, delivering earnings per share in-line with our expectations. We’ve started to execute our previously announced restructuring plans to drive further operational improvements and remain committed to delivering profitable growth and enhancing shareholder value,” continued Kennelly.
Q3'14 Business Highlights

•
Strengthened VMware partnership by achieving VMware Ready® - vCloud® Air™ status on Riverbed® SteelApp™ Traffic Manager, Riverbed® SteelCentral™ Services Controller for SteelApp and Riverbed® SteelHead™ CX application performance solutions.

•
Named an inaugural member of the Microsoft Azure Certified Program and announced Riverbed SteelHead CX for IaaS (Infrastructure-as-a-Service) which can accelerate data and applications hosted by Azure up to 33x faster, while using up to 97% less bandwidth.

•	Gained customer traction with Riverbed® SteelFusion™ branch converged infrastructure solution:

◦
Deployed by Canadian based mining company, Alamos Gold, to centralize server, storage, and network infrastructure into a single branch appliance, improving data protection and increasing business performance.

◦
Deployed by WAMGROUP, industrial equipment manufacturer and longstanding SteelHead customer, to strengthen its disaster-recovery capabilities and provide resilient IT support for branch offices located in a seismic zone.

•	Riverbed SteelCentral enabled Allianz, a global insurance provider, to resolve network performance issues up to 50% faster, resulting in improved productivity and a better customer experience.

•	Appointed new board members and key executives:

◦	Mike Nefkens, Board of Directors; currently serves as Executive Vice President of Hewlett-Packard Enterprise Services

◦	Steffan Tomlinson, Board of Directors; currently serves as Chief Financial Officer of Palo Alto Networks

◦	Paul Mountford, Senior Vice President and Chief Sales Officer; seasoned industry veteran with 30 years of leadership experience in the technology sector, including 16 years with Cisco

Q4'14 Outlook
The Company provides the following financial guidance for the fourth quarter of fiscal year 2014, which reflects the partial quarter impact of the planned Q4 restructuring:

•	Non-GAAP revenues are expected to be in the range of $285 to $290 million

•	Non-GAAP earnings per share are expected to be in the range of $0.31 to $0.33 per share

Riverbed will host a conference call today, October 23, 2014 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its third quarter 2014 results and outlook for the fourth quarter of 2014. The call will be broadcast live over the Internet at http://www.riverbed.com/investors and a replay of the webcast will also be available for 12 months.

Use of Non-GAAP Financial Information
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operating expenses. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory that would not have otherwise been recorded by the acquired entity.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future revenues as well.
Acquisition related expenses: We incur significant expenses in connection with our acquisitions. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, facilities consolidation and exit costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration.
Other expenses are those which we would not otherwise have incurred in the periods presented as a part of our ongoing expenses. In the periods presented, Other expenses included:
Operating lease not in service - We entered into an operating lease on a new corporate headquarters in San Francisco. The lease accounting rules require that rent expense begin on a straight line basis starting in the period that we have the right to access the new facility. We gained the right to access the facility in November 2013 to begin constructing our leasehold improvements. We occupied the new facility in the second quarter of 2014. We believe that the duplicate rent of the new facility during the construction period is not representative of the ongoing operating costs of the company.
Non-routine corporate governance and shareholder matters - Beginning in the fourth quarter of 2013, we began incurring professional service fees related to non-routine corporate governance and shareholder matters. We believe these fees are not representative of the ongoing operating costs of the company.

Forward Looking Statements
This press release contains forward-looking statements, including statements relating to revenue and earnings growth, including guidance for the fourth quarter of fiscal 2014, restructuring plans to drive further operational improvements, and other forward opportunities. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; customer adoption rate of our products and our Application Performance Platform; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to timely and effectively implement our restructuring plans; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2013, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed
Riverbed, at more than $1 billion in annual revenue, is the leader in Application Performance Infrastructure, delivering the most complete platform for Location-Independent Computing. Location-Independent Computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed’s 25,000+ customers include 97% of both the Fortune 100 and the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

COMPANY CONTACTS

INVESTOR RELATIONS CONTACT
Riverbed Technology
Shanye Hudson, 415-527-4709
shanye.hudson@riverbed.com

MEDIA CONTACT
Riverbed Technology
Shawn Dainas, 415-527-4537
shawn.dainas@riverbed.com

###

Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue:
Product	$153,383	$153,167	$448,458	$444,690
Support and services	122,991	108,556	357,358	313,082
Total revenue	276,374	261,723	805,816	757,772
Cost of revenue:
Cost of product	36,945	41,772	111,614	123,135
Cost of support and services	33,393	29,085	97,657	87,020
Total cost of revenue	70,338	70,857	209,271	210,155
Gross profit	206,036	190,866	596,545	547,617
Operating expenses:
Sales and marketing	113,100	116,257	338,535	345,351
Research and development	53,354	49,461	155,299	149,440
General and administrative	18,698	17,729	58,102	55,164
Acquisition-related costs	1,866	4,882	4,806	16,085
Total operating expenses	187,018	188,329	556,742	566,040
Operating profit	19,018	2,537	39,803	(18,423)
Interest expense and other, net	(2,773)	(5,063)	(8,199)	(17,336)
Income (loss) before provision for income taxes	16,245	(2,526)	31,604	(35,759)
Provision for (benefit from) income taxes	4,761	(6,344)	10,067	(14,946)
Net income (loss)	$11,484	$3,818	$21,537	$(20,813)
Net income (loss) per share, basic	$0.07	$0.02	$0.14	$(0.13)
Net income (loss) per share, diluted	$0.07	$0.02	$0.13	$(0.13)
Shares used in computing basic net income (loss) per share	157,575	162,929	159,448	163,430
Shares used in computing diluted net income (loss) per share	162,323	167,692	164,096	163,430

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands
Unaudited

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$207,782	$208,022
Short-term investments	189,938	251,339
Trade receivables, net	114,411	93,836
Inventory	17,517	25,025
Deferred tax assets	17,807	7,222
Prepaid expenses and other current assets	58,793	49,016
Total current assets	606,248	634,460
Long-term investments	78,948	72,675
Fixed assets, net	74,133	57,810
Goodwill	704,305	704,305
Intangible assets, net	340,007	404,467
Other assets	20,928	23,881
Total assets	$1,824,569	$1,897,598
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,611	$45,518
Accrued compensation and benefits	47,813	51,988
Other accrued liabilities	56,214	36,520
Current maturities of long-term borrowings	15,000	15,000
Deferred revenue	228,038	217,131
Total current liabilities	388,676	366,157
Deferred revenue, non-current	84,041	95,344
Borrowings, non-current, net of current maturities	498,750	510,000
Deferred tax liability, non-current	38,939	48,548
Other long-term liabilities	47,896	48,910
Total long-term liabilities	669,626	702,802
Stockholders' equity:
Common stock	622,920	702,928
Retained earnings	146,832	125,295
Accumulated other comprehensive income (loss)	(3,485)	416
Total stockholders' equity	766,267	828,639
Total liabilities and stockholders' equity	$1,824,569	$1,897,598

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Nine months ended September 30,
	2014	2013
Operating activities:
Net income (loss)	$21,537	$(20,813)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	85,564	94,617
Stock-based compensation	67,929	75,159
Deferred taxes	(19,962)	(43,985)
Excess tax benefit from employee stock plans	(5,893)	(5,507)
Amortization of deferred debt issuance costs	683	1,736
Changes in operating assets and liabilities:
Trade receivables	(20,575)	12,396
Inventory	7,508	(7,512)
Prepaid expenses and other assets	(5,457)	(5,690)
Accounts payable	1,980	(10,038)
Accruals and other liabilities	14,505	1,561
Income taxes payable	2,362	(1,714)
Deferred revenue	(396)	38,179
Net cash provided by operating activities	149,785	128,389
Investing activities:
Capital expenditures	(43,314)	(18,284)
Purchase of available for sale securities	(241,263)	(317,399)
Proceeds from maturities of available for sale securities	237,706	236,562
Proceeds from sales of available for sale securities	57,245	15,045
Acquisitions and equity investments, net of cash acquired	(679)	(1,000)
Net cash provided by (used in) investing activities	9,695	(85,076)
Financing activities:
Proceeds from issuance of common stock under employee stock plans	53,413	56,293
Taxes paid related to net shares settlement of equity awards	(8,141)	(4,289)
Payments for repurchases of common stock	(195,571)	(125,081)
Payment of borrowings	(11,250)	(50,015)
Excess tax benefit from employee stock plans	5,893	5,507
Net cash used in financing activities	(155,656)	(117,585)
Effect of exchange rate changes on cash and cash equivalents	(4,064)	1,574
Net decrease in cash and cash equivalents	(240)	(72,698)
Cash and cash equivalents at beginning of period	208,022	280,509
Cash and cash equivalents at end of period	$207,782	$207,811

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue by Geography
Americas	$174,550	$154,744	$164,015	$490,111	$479,056
Europe, Middle East and Africa	71,185	69,421	64,179	209,637	181,445
Asia Pacific	30,639	39,861	33,529	106,068	97,271
Total revenue	$276,374	$264,026	$261,723	$805,816	$757,772
As a percentage of total revenues:
Americas	63%	59%	63%	61%	63%
Europe, Middle East and Africa	26%	26%	25%	26%	24%
Asia Pacific	11%	15%	12%	13%	13%
Total revenue	100%	100%	100%	100%	100%
Revenue by Sales Channel
Direct	$26,060	$22,519	$28,654	$79,979	$120,611
Indirect	250,314	241,507	233,069	725,837	637,161
Total revenue	$276,374	$264,026	$261,723	$805,816	$757,772
As a percentage of total revenues:
Direct	9%	9%	11%	10%	16%
Indirect	91%	91%	89%	90%	84%
Total revenue	100%	100%	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Reconciliation of Total revenue:
U.S. GAAP as reported	$276,374	$264,026	$261,723	$805,816	$757,772
Adjustments:
Deferred revenue adjustment (6)	325	374	3,250	1,208	14,571
As adjusted	$276,699	$264,400	$264,973	$807,024	$772,343

Reconciliation of Net income (loss):
U.S. GAAP as reported	$11,484	$6,765	$3,818	$21,537	$(20,813)
Adjustments:
Stock-based compensation (1)	24,608	21,572	25,104	67,929	75,159
Payroll tax on stock-based compensation (2)	(247)	1,196	63	1,247	1,532
Amortization of intangibles (3)	21,122	21,328	25,817	64,460	77,945
Acquisition-related costs (5)	1,877	292	4,902	4,899	17,217
Inventory fair value adjustment (4)	—	—	—	—	1,700
Deferred revenue adjustment (6)	325	374	3,250	1,208	14,571
Other expense (7)	626	3,065	—	6,087	—
Income tax adjustments (8)	(11,055)	(11,983)	(19,698)	(35,612)	(48,839)
As adjusted	$48,740	$42,609	$43,256	$131,755	$118,472

Reconciliation of Net income (loss) per share, diluted:
U.S. GAAP as reported	$0.07	$0.04	$0.02	$0.13	$(0.13)
Adjustments:
Stock-based compensation (1)	0.15	0.13	0.15	0.41	0.45
Payroll tax on stock-based compensation (2)	—	0.01	—	0.01	0.01
Amortization of intangibles (3)	0.13	0.13	0.15	0.39	0.46
Acquisition-related costs (5)	0.01	—	0.03	0.03	0.10
Inventory fair value adjustment (4)	—	—	—	—	0.01
Deferred revenue adjustment (6)	—	—	0.03	0.01	0.09
Other expense (7)	—	0.02	—	0.04	—
Income tax adjustments (8)	(0.06)	(0.07)	(0.12)	(0.22)	(0.29)
As adjusted	$0.30	$0.26	$0.26	$0.80	$0.70
Non-GAAP Net income per share, basic	$0.31	$0.27	$0.27	$0.83	$0.72
Non-GAAP Net income per share, diluted	$0.30	$0.26	$0.26	$0.80	$0.70

Shares used in computing basic net income per share	157,575	160,580	162,929	159,448	163,430
Shares used in computing diluted net income per share	162,323	164,650	167,692	164,096	168,411

Non-GAAP adjustments:
Product revenue	$24	$24	$87	$81	$87
Support and services revenue	301	350	3,163	1,127	14,484
Cost of product	10,868	11,021	12,201	33,326	38,226
Cost of support and services	1,954	2,488	2,209	6,808	6,576
Sales and marketing	20,357	19,478	24,236	61,104	74,536
Research and development	8,029	7,856	8,697	23,567	26,103
General and administrative	4,912	6,338	3,661	15,011	12,027
Acquisition-related costs	1,866	272	4,882	4,806	16,085
Provision for income taxes	(11,055)	(11,983)	(19,698)	(35,612)	(48,839)
Total Non-GAAP adjustments	$37,256	$35,844	$39,438	$110,218	$139,285

_______________________
(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisitions is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs, including transaction costs, integration costs, employee retention and severance costs, restructuring costs, write-down of certain acquired in-process research and development intangibles, and revaluation of the fair value of contingent consideration, are excluded from our non-GAAP operating expenses.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7) Other expense, net, includes expenses associated with non-routine corporate governance and shareholder matters and rent expense related to the new corporate headquarters, which is the amount of straight-line rent expense incurred from the date we gained the right to access to the facility for construction purposes prior to the date of occupancy in May 2014.
(8) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.